OMNIBUS AMENDMENT

     This Omnibus Amendment dated as of April 30, 2004 (this "Omnibus Amendment"), is among (a) ICON/BOARDMAN FACILITY LLC, a Delaware limited liability company, as Owner Participant (capitalized terms being used as hereinafter defined); (b) PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, as Loan Participant; (c) WELLS FARGO BANK, N.A., a national banking association, successor to First Interstate Bank of Oregon, N.A. ("First Interstate Bank"), f/k/a First National Bank of Oregon, not in its individual capacity but solely as Owner Trustee under the Trust Agreement; and (c) U.S. BANK NATIONAL ASSOCIATION, f/k/a U.S. Bank Trust National Association, successor to United States National Bank of Oregon, a national banking association, not in its individual capacity but solely as Indenture Trustee.

     First Interstate Bank previously issued 10.20% Secured Notes (the "1979 Secured Notes") pursuant to an Indenture and First Deed of Trust dated as of September 1, 1979 (the "1979 Indenture") between First Interstate Bank and United States National Bank of Oregon, as indenture trustee, and used the proceeds of the sale of the 1979 Secured Notes to acquire the Equipment.

     First Interstate Bank subsequently issued 7.49% Secured Notes (the "1993 Secured Notes") pursuant to an Indenture and First Deed of Trust dated as of January 26, 1993, between First Interstate Bank and United States National Bank of Oregon, as indenture trustee, and used the proceeds of the sale of the 1993 Secured Notes to pay in full the 1979 Secured Notes in accordance with the terms of the 1979 Indenture.

     Concurrent with the execution and delivery hereof, Owner Trustee will enter into an Amended and Restated Indenture and First Deed of Trust dated as of April 30, 2004 (the "2004 Indenture") between Owner Trustee and U.S. Bank National Association, f/k/a U.S. Bank Trust National Association, successor to United States National Bank of Oregon, as Indenture Trustee pursuant to which Owner Trustee will issue 3.65% Secured Notes (the "2004 Secured Notes"), to be purchased by Principal Life Insurance Company pursuant to a Note Purchase Agreement dated as of April 30, 2004 (the "2004 Note Agreement") among Owner Trustee, Indenture Trustee, Owner Participant and Loan Participant. In connection with the execution of the 2004 Note Agreement, certain amendments to the Operative Documents (as defined in the 2004 Indenture) will be required. In order to effect such amendments in an efficient manner, the parties hereto have elected to execute this Omnibus Amendment. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the 2004 Indenture or the Lease.

     NOW THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendments to Operative Documents.

     1.01. Except where the context otherwise clearly requires, each of the following terms is hereby amended and restated as of the date hereof in each of the Operative Documents to read as follows:


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     "Indenture" shall mean the Amended and Restated Indenture and First Deed of
Trust, dated as of April 30, 2004, between Owner Trustee and Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

     "Indenture Trustee" shall mean U.S. BANK NATIONAL ASSOCIATION, f/k/a U.S. Bank Trust National Association, successor to United States National Bank of Oregon, a national banking association, not in its individual capacity but solely as Indenture Trustee, together with its successors and assigns.

     "Loan Participant" shall mean and include Principal Life Insurance Company and any other holder of a Secured Note, and their respective successors and assigns.

     "Note Agreement" in each of the Operative Documents shall mean and include that certain Note Purchase Agreement dated as of April 30, 2004, by and among ICON/BOARDMAN Facility LLC, a Delaware limited liability company, as Owner Participant; Principal Life Insurance Company, an Iowa corporation, as Loan Participant; Wells Fargo Bank, N.A., a national banking association, successor to First Interstate Bank of Oregon, N.A., f/k/a First National Bank of Oregon, not in its individual capacity but solely as Owner Trustee; and U.S. Bank National Association, f/k/a U.S. Bank Trust National Association, successor to United States National Bank of Oregon, a national banking association, not in its individual capacity but solely as Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

     "Owner Participant" means ICON/BOARDMAN Facility LLC, a Delaware limited liability company, together with its successors and assigns.

     "Owner Trustee" means Wells Fargo Bank, N.A., a national banking association, successor to First Interstate Bank of Oregon, N.A., f/k/a First National Bank of Oregon, not in its individual capacity but solely as Owner Trustee, together with its successors and assigns.

     "Secured Note" means each of the secured notes issued pursuant to the Indenture, and any secured note issued in exchange therefor or replacement thereof.

     SECTION 2. Authority of Owner Trustee to Execute Documents and Perform Obligations. Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee hereby agrees for the benefit of Owner Participant that it will, (a) execute and deliver the 2004 Note Agreement and this Omnibus Amendment, as contemplated by the 2004 Note Agreement, (b) sign and deliver amendments to Uniform Commercial Code financing and continuation statements with respect to the security interests created by the Lease and the Indenture, if any, and (c) exercise its rights and perform its duties under each of such instruments as set forth herein and therein.

     SECTION 3. Issuance of Secured Notes. Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant and Loan Participant that it will on the Purchase Date (as defined in the 2004 Note Agreement), and subject to the fulfillment of the conditions set forth in Article III of the 2004 Note Agreement:


                                        2

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     (a) Upon the payment of the applicable purchase price by Loan Participant to Owner Trustee on the Purchase Date pursuant to the terms of the 2004 Note Agreement, issue to Loan Participant one or more Secured Notes, all as provided in the 2004 Note Agreement and the Indenture;

     (b) apply the proceeds of the Secured Notes as provided in Section 2.4 of the 2004 Note Agreement; and

     (c) execute and deliver the agreements, documents, instruments and certificates and perform all such other acts (i) which Owner Trustee shall be obligated to execute, deliver or perform on the Purchase Date pursuant to any of the Operative Documents or (ii) in accordance with written instructions from Owner Participant, that are necessary or advisable in connection with the transactions contemplated by the Operative Documents and consistent therewith.

     SECTION 4. Ratification. Each of the Operative Documents, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

     SECTION 5. Execution in Counterparts. This Omnibus Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 6. Terms Subject to Applicable Law; Governing Law. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Omnibus Amendment invalid or unenforceable under any applicable law. If any term of this Omnibus Amendment or any application thereof shall be held to be invalid, illegal or unenforceable under any applicable law, the validity of other terms of this Omnibus Amendment or any other application of such term shall in no way be affected thereby. Where, however, the provisions of such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by law, to the end that this Omnibus Amendment shall be a valid and binding agreement enforceable in accordance with its terms. This Omnibus Amendment shall be governed by the laws of the State of New York without regard to principles of conflicts of laws.


                                        3

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     IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      ICON/BOARDMAN FACILITY LLC

                                      By: ICON Cash Flow Partners L.P. Seven
                                          ICON Cash Flow Partners L.P. Six
                                          ICON Income Fund Eight A L.P.
                                          Its sole members

                                      By: ICON Capital Corp.,
                                          each such entity's general partner

                                      By: /s/ Paul b. Weiss
                                         ---------------------------------------

                                      Name:  Paul B. Weiss
                                           -------------------------------------

                                      Title: President
                                            ------------------------------------



                                      PRINCIPAL LIFE INSURANCE COMPANY


                                      By: Principal Global Investors, LLC
                                          a Delaware limited liability company,
                                          Its authorized signatory


                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------

                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      ICON/BOARDMAN FACILITY LLC

                                      By: ICON Cash Flow Partners L.P. Seven
                                          ICON Cash Flow Partners L.P. Six
                                          ICON Income Fund Eight A L.P.
                                          its sole members

                                      By: ICON Capital Corp.,
                                          each such entity's general partner

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------



                                      PRINCIPAL LIFE INSURANCE COMPANY


                                      By: Principal Global Investors, LLC
                                          a Delaware limited liability company,
                                          its authorized signatory


                                      By: /s/ Jon G. Heiny
                                         ---------------------------------------

                                      Title: JON G. HEINY, COUNSEL
                                            ------------------------------------

                                      By: /s/ James O. Fifield
                                         ---------------------------------------

                                      Title: JAMES O. FIFIELD, COUNSEL
                                            ------------------------------------



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                                      WELLS FARGO BANK NORTHWEST, N.A.,
                                        as Owner Trustee

                                      By: /s/ Michael D. Hoggan
                                         ---------------------------------------

                                      Title: MICHAEL D. HOGGAN
                                            ------------------------------------
                                             VICE PRESIDENT


                                      U.S. BANK NATIONAL ASSOCIATION, as
                                          Indenture Trustee,

                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------


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                                      WELLS FARGO BANK NORTHWEST, N.A.,
                                        as Owner Trustee

                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------



                                      U.S. BANK NATIONAL ASSOCIATION, as
                                          Indenture Trustee,

                                      By: /s/ Linda A. McConkey
                                         ---------------------------------------

                                      Title: Vice President
                                            ------------------------------------